BANK INVESTMENT FUND
FUND ONE
SERIES 1
INDEPENDENT AUDITOR'S REPORT ON
INTERNAL CONTROL
YEAR ENDED DECEMBER 31, 2002





INDEPENDENT AUDITOR'S REPORT ON
INTERNAL CONTROL


BOARD OF DIRECTORS
BANK INVESTMENT FUND FUND ONE
Boston, Massachusetts


In planning and performing our audit of the financial statements of Bank Investment Fund Fund One for the year ended December 31, 2002, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Bank Investment Fund Fund One is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may
occur and may not be detected.   Also, projection of any evaluation of
internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

We consent to the use of this opinion in connection with the filing of the report of Bank Investment Fund Fund One with the Securities and
Exchange Commission on Form N-SAR.



This report is intended solely for the information and use of management and the Board of Directors of Bank Investment Fund Fund One and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Parent, McLaughlin and Nangle
Certified Public Accountants


January 29, 2003








INDEPENDENT AUDITOR'S CONSENT







We consent to the incorporation by reference in Form N-1A of our report dated January 29, 2003, and appearing on Page 20 of the Offering
Circular on the financial statements of Bank Investment Fund Fund
One, appearing on Pages 21 through 31 of the Offering Circular for the year ended December 31, 2002.


Parent, McLaughlin and Nangle
Certified Public Accountants



Boston, Massachusetts
January 29, 2003






BANK INVESTMENT FUND
LIQUIDITY FUND
SERIES 2
INDEPENDENT AUDITOR'S REPORT ON
INTERNAL CONTROL
YEAR ENDED DECEMBER 31, 2002





INDEPENDENT AUDITOR'S REPORT ON
INTERNAL CONTROL


BOARD OF DIRECTORS
BANK INVESTMENT FUND LIQUIDITY FUND
Boston, Massachusetts


In planning and performing our audit of the financial statements of Bank Investment Fund Liquidity Fund for the year ended December 31,
2002, we considered its internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Bank Investment Fund Liquidity Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

We consent to the use of this opinion in connection with the filing of the report of Bank Investment Fund Liquidity Fund with the Securities and Exchange Commission on Form N-SAR.



This report is intended solely for the information and use of management and the Board of Directors of Bank Investment Fund Liquidity Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Parent, McLaughlin and Nangle
Certified Public Accountants


January 29, 2003






INDEPENDENT AUDITOR'S CONSENT







We consent to the incorporation by reference in Form N-1A of our report dated January 29, 2003, and appearing on Page 18 of the Offering
Circular on the financial statements of Bank Investment Fund Liquidity Fund, appearing on Pages 19 through 28 of the Offering Circular for the year ended December 31, 2002.


Parent, McLaughlin and Nangle
Certified Public Accountants


Boston, Massachusetts
January 29, 2003